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                                                                    EXHIBIT 10.9

                         [DIGITAL LAVA INC. letterhead]



                                  July 11, 2001

Joshua Sharfman
c/o Digital Lava Inc.
13160 Mindanao Way, Suite 350
Marina Del Rey, California 90290


        Re: Change of Control Arrangements

Dear Josh:

        This letter agreement amends and supplements the employment agreement dated as of November 12, 1999 between you and Digital Lava Inc., a Delaware corporation (the "Company").

        In recognition that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by your continued employment by the Company, and to further incentivize you to remain an employee of the Company, we mutually agree as follows:

        Upon the occurrence of a "Change of Control (as defined below), you shall receive a bonus in an amount equal to fifty percent (50%) of your then-applicable annual base salary (less any applicable withholding or similar taxes), provided that you are employed by the Company as of the date of such Change of Control. A "Change of Control" means:

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (each, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of common stock of the Company that are not owned by the Company or any entity controlled by the Company ("Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided that this clause (i) shall not include any acquisition by the Company, any entity controlled by the Company, or any employee benefit plan or related trust sponsored or maintained by the Company or its affiliates;

               (ii) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of either the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries).


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        Such bonus shall be payable, at the option of the Company, in cash or shares of Common Stock of the Company, valued at the price established as a result of such transaction, immediately upon consummation of such Change of Control.

        You understand that any shares of Common Stock which you may acquire pursuant to the terms hereof will not be registered under the Securities Act of 1933, as amended, or under state securities laws and that the resale by you of such shares will, therefore, be restricted. You will be unable to sell or dispose of such shares without either registration under such Act and compliance with applicable state securities laws or the availability of an exemption therefrom. You represent and warrant to the Company that all shares of Common Stock which you may acquire pursuant hereto will be acquired by you for your own account for investment and that you will not sell or otherwise dispose of any such shares except in compliance with all applicable federal and state securities laws. You agree that the Company may place a legend upon each certificate representing shares acquired by you pursuant to the terms hereof, which legend will refer to the restrictions on transferability contained, or referred to, herein.

        You hereby agree to keep the terms of this Agreement confidential to the same extent that the Company maintains such confidentiality (except with regard to any disclosure by you or the Company required under applicable securities laws).

        This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, your heirs and the personal representatives of your estate; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate its obligations hereunder to any of its subsidiaries or affiliates or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

        Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors or a duly empowered committee thereof.

        This Agreement, together with the Employment Agreement, constitutes the entire understanding and agreement of the parties regarding the subject matter hereof. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

        This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without regard to the conflicts of laws principles thereof).

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


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        If the foregoing reflects our understanding, please sign and date a copy of this Agreement where indicated below.

                                           DIGITAL LAVA INC.




                                          By: /s/ Roger Berman
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                                          Name:   Roger Berman
                                          Title:  Director


Acknowledged and Agreed as of July 11, 2001:



/s/ Joshua Sharfman
----------------------------------
Joshua Sharfman





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